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                                                                    Exhibit 99.1

                                JagNotes.com Inc.
               226 West 26th Street, Studio D o New York, NY 10001
                    Tel: (646) 205-8300 o Fax: (646) 205-8315


For Immediate Release:

Contacts:
Stephen J. Schoepfer, EVP & COO
JagNotes.com Inc.
(646) 205-8300
sschoepfer@jagfn.com

        JagNotes.com Inc. Announces Decision not to Proceed with Proposed
                    Acquisition of JAGfn Webcast Operations


New York, N.Y., August 27, 2001-- JagNotes.com Inc. (OTC B.B: JNOT) announced today that it has decided not to proceed with, or entertain further discussions regarding, the proposed acquisition of a 79.70% interest in Financial Broadband Holdings, Inc. which was outlined in a revised letter of intent dated August 8, 2001.


About JagNotes.com Inc.

JagNotes.com Inc. is a leading provider of Internet-based equities research and financial information that offers its subscribers a variety of stock market research, news, commentary and analysis, including "JAG Notes", the Company's flagship early morning consolidated research product. The Company's website is located at www.jagnotes.com.


Safe Harbor Statement - Certain statements made herein that are not historical are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and may contain forward-looking statements, with words such as "Anticipate, "believe," "expect," "future," "may," "will," "should," "plan," "projected," "intend," and similar expressions to identify forward-looking statements. These statements are based on the Company's beliefs and the assumptions it made using information currently available to it. Because these statements reflect the Company's current views concerning future events, these statements involve risks, uncertainties and assumptions. The actual results could differ materially from the results discussed in the forward-looking statements. In any event, undue reliance should not be placed on any forward-looking statements, which apply only as of the date of this press release. Accordingly, reference should be made to the Company's periodic filings with the Securities and Exchange Commission.

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